EXHIBIT 5.1

July 6, 2026

Upexi, Inc.

3030 North Rocky Point Drive, Suite 420

Tampa, FL 33607

Re: Registration Statement on Form S-3 of Upexi, Inc.

Ladies and Gentlemen:

Please be advised that this firm is counsel to Upexi, Inc., a Delaware corporation (the “Company”). We have acted as counsel to the Company in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) pertaining to the registration for resale of (i) 5,250,000 shares of common stock, par value $0.00001 per share (the “Common Stock”) and (ii) 6,992,300 shares of Common Stock upon the exercise of pre-funded warrants (the “Pre-Funded Warrants” and the “Pre-Funded Warrant Shares”) at a purchase price of $1.59631 per Pre-Funded Warrant.

We hereby consent to your filing this opinion as Exhibits 5.1 and 23.1 to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

In our capacity as counsel to the Company in connection with the matters referred to above, we have also examined copies of the following: (i) the Certificate of Incorporation of the Company, the By-laws of the Company, and records of certain of the Company’s corporate proceedings as reflected in its minute books; (ii) the Registration Statement, in the form filed with the Commission through the date hereof; and (iii) we have also examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Pre-Funded Warrant Shares, when issued upon the exercise of the underlying Pre-Funded Warrants in the manner set forth therein and upon the Company’s receipt of payment of the agreed consideration therefor, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations as of the date hereof. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

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This opinion is rendered solely for your benefit and may not be relied upon by any person or entity other than the addressee hereof. Without our prior written consent, except in a legal proceeding regarding the contents hereof, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document furnished to any person or entity. This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly so stated. We disclaim any requirement to update this opinion subsequent to the date hereof or to advise you of any change in any matter set forth herein.

Very truly yours,

LUCOSKY BROOKMAN LLP

/s/ Lucosky Brookman LLP

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